UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

Diadexus, Inc.

(Exact name of Registrant as specified in its charter)

0-26483

(Commission File Number)

Delaware	94-3236309
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2015, 2015, Diadexus, Inc. (“Diadexus”), entered into a License and Supply Agreement (the “License and Supply Agreement”) with OriGene Technologies, Inc., (“OriGene”) and Wuxi OriGene Biotechnology Co., Ltd., (“WOBC”) (OriGene and WOBC are referred to herein collectively as “Licensee”) and a Securities Purchase Agreement with OriGene.

Under the License and Supply Agreement, Diadexus granted Licensee an exclusive license and supply agreement granting Licensee rights to develop and commercialize LP-PLA2 mass assay products in certain Asian countries (the “Territory”) with a license term of ten years, and supply commitments dependent on certain conditions. Diadexus will be responsible for supplying to Licensee certain raw materials and reagents needed for Licensee to develop, produce and sell PLAC® ELISA in the Territory. Licensee will seek marketing authorization for the test in the Territory. Licensee has agreed to purchase the LP-PLA2 mass assay products exclusively from Diadexus at a mark-up above Diadexus’ manufacturing cost. Licensee has also committed to a minimum first bulk supply purchase totaling $50,000.

After commencement of commercial sales, Diadexus will be eligible to receive modest sales-based milestones as well as mid-single-digit royalties on net sales.

In addition to the PLAC® ELISA rights, Diadexus has also granted to Licensee a right of first offer for future rights to PLAC® Activity in the Territory.

The foregoing description of the terms of the License and Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License and Supply Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to Diadexus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. Diadexus intends to request confidential treatment for certain terms of the License and Supply Agreement, which will be filed separately with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the License and Supply Agreement, Diadexus and OriGene entered into a separate securities purchase agreement (the “Stock Purchase Agreement”) on September 4, 2015. Pursuant to the Stock Purchase Agreement, Diadexus issued an aggregate of $1,000,000 of its common stock, at a per share purchase price of approximately $3.82.

The shares of Diadexus’ common stock issued to OriGene under the Stock Purchase Agreement were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, as a transaction to an accredited investor not involving a public offering. OriGene represented to Diadexus that its intention was to acquire the securities for investment only and not with a view to the resale or distribution of the securities.

Under the Stock Purchase Agreement, Diadexus also granted OriGene limited rights to require Diadexus to register the shares of common stock for resale under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diadexus, Inc.

Date: September 8, 2015	By:	/s/ Leone Patterson
Leone Patterson, Chief Financial Officer